UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

Floridian Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-53589	20-4539279
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Timacuan Boulevard, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 321-3233

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLORIDIAN FINANCIAL GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2012, Orange Bank of Florida (“Orange Bank”), the wholly-owned banking subsidiary of Floridian Financial Group, Inc. (the “Company”), entered into a Purchase and Assumption Agreement (the “Agreement”) to sell Orange Bank’s Crystal River branch to Old Florida National Bank (“Old Florida”). Orange Bank has agreed to sell the branch’s real estate and improvements (including furniture and equipment), the deposits associated with the branch (approximately $44,900,000) and a related portfolio of loans (approximately $4,200,000). Old Florida will pay the value of the loans at closing, assume the deposits for no premium and pay $1.0 million for the real estate and improvements. The sale is subject to regulatory approval and is expected to close in the first quarter of 2013.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached as Exhibit 2.1 to this Current Report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Purchase and Assumption Agreement, dated August 17, 2012, by and between Old Florida National Bank and Orange Bank of Florida.

99.1	Press Release, dated August 22, 2012, announcing the sale of the Crystal River branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDIAN FINANCIAL GROUP, INC.

Date: August 22, 2012	By:	/s/ Thomas H. Dargan, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Assumption Agreement, dated August 17, 2012, by and between Old Florida National Bank and Orange Bank of Florida.

99.1	Press Release, dated August 22, 2012, announcing the sale of the Crystal River branch.